Exhibit 99.1

Simulations Plus

Integrating Science and Software

For Further Information:

Simulations Plus, Inc.

42505 10th Street West

Lancaster, CA 93534-7059

CONTACT:

Simulations Plus Investor Relations	Hayden IR
Ms. Renée Bouché	Mr. Cameron Donahue
661-723-7723	651-653-1854
renee@simulations-plus.com	cameron@haydenir.com

For Immediate Release:

July 11, 2013

Simulations Plus Reports Third Quarter and First Nine Months

FY2013 Financial Results

Third quarter net sales increase 11.7%; net income up 14.3%

LANCASTER, CA, July 11, 2013 – Simulations Plus, Inc. (NASDAQ: SLP), a leading provider of simulation and modeling software for pharmaceutical discovery and development, reported financial results for its third quarter of fiscal year 2013, the period ended May 31, 2013 (3QFY13).

3QFY13 highlights compared with 3QFY12:

•	Net sales increased 11.7% to new third quarter record of $3.095 million from $2.772 million
•	This was the Company’s 23rd consecutive profitable quarter, and the 45th of the last 47 quarters
•	Gross profit increased 13.2% to $2.643 million from $2.334 million
•	SG&A increased 1.4% to $0.904 million from $0.891 million
o	As a percent of revenues, SG&A decreased to 29.2% from 32.2%
•	R&D expense decreased 9.5% to $206,000 from $228,000
•	Income before taxes from continuing operations increased 19.7% to $1.546 million from $1.292 million
•	Provision for income taxes increased 30.8% to $0.553 million from $0.423 million
•	Net income from continuing operations increased 14.3% to $0.993 million from $0.869 million
•	Diluted earnings per share increased 14.3% to $0.061 from $0.053 in 3QFY12
•	Cash at the end of the third fiscal quarter was $10.005 million after our recent dividend distributions
o	Approximately $796,000 was distributed in November 2012
o	Approximately $2,243,000 was distributed in December 2012
o	Approximately $480,000 was distributed in May 2013
o	Cash as of July 7 was $10.322 million
•	Shareholders’ equity at the end of the quarter was $14.461 million
o	This is a decrease of $0.944 million from $15.143 million at the end of 3QFY12
o	This decrease was after dividend distributions of approximately $5.4 million during calendar 2012 and $0.48 million in May 2013

For the first nine months of fiscal year 2013 (9moFY13) compared to the first nine months of fiscal year 2012 (9moFY12):

•	Net sales increased 8.9% to a new nine-month record $8.503 million from $7.809 million
•	Gross profit increased 8.2% to $7.165 million from $6.622 million
•	SG&A increased 5.6% to $2.690 million from $2.548 million
o	As a percent of revenues, SG&A decreased to 31.6% from 32.6%
•	R&D expense decreased 14.8% to $634,000 from $745,000
o	Completion of the Company's malaria NCE project reduced R&D expenditures in the current year
•	Income before taxes increased 11.0% to $4.014 million from $3.615 million
•	Provision for income taxes increased 19.1% to $1.372 million from $1.152 million
•	Net income from continuing operations increased 7.3% to $2.642 million from $2.463 million
•	For 9moFY13, earnings per share from continuing operations increased 5.7% to $0.162 per share from $0.153 per share
•	Including the $0.216 million net proceeds from the sale of the former Words+ subsidiary last year, net income for 9moFY12 was $2.679 million
•	Including the $0.216 million net proceeds from the sale of the former Words+ subsidiary last year, total diluted earnings per share for 9moFY12 was $0.167

Ms. Momoko Beran, chief financial officer of Simulations Plus, said: “For the third quarter of fiscal year 2013, Simulations Plus delivered revenue growth of nearly 12% and continued high gross margins, exceeding 84%. As a result, net income increased 14.3% despite a substantial increase in income tax rates and a decrease on other income of over $100,000. After distributing cash dividends of approximately $5.4 million to our shareholders during calendar 2012 and another $480,000 in May 2013, our cash position remains strong, and we continue to have no debt. Cash as of July 7 was $10.322 million.”

Walt Woltosz, chairman and chief executive officer of Simulations Plus, added: “The third quarter continues our trend of setting new quarterly records each fiscal quarter. During 3QFY13, we added 16 new customers, had 94% renewals, and increased our collaboration funding by $91,250, while consulting revenues increased $73,500. We attended a total of 19 scientific meetings and conferences, conducted 8 training workshops, including training over 20 scientists at the U.S. FDA and 15 at the U.S. EPA.”

Investor Conference Call

The Company has announced an investor conference call that will be webcast live at 1:15 PDT/4:15 PM EDT Thursday, July 11, 2013, which may be accessed by first registering here. Upon registering, you will receive a confirmation e-mail with a unique link and instructions for joining the call. Please dial in five to ten minutes prior to the scheduled start time. For listen-only mode, you may dial (702) 489-0004, and enter access code 571-860-333.

About Simulations Plus, Inc.

Simulations Plus, Inc., is a premier developer of groundbreaking drug discovery and development simulation and modeling software, which is licensed to and used in the conduct of drug research by major pharmaceutical, biotechnology, agrochemical, and food industry companies worldwide. We also provide a productivity tool called Abbreviate! for PCs. Simulations Plus, Inc., is headquartered in Southern California and trades on the NASDAQ Capital Market under the symbol “SLP.” For more information, visit our Web site at www.simulations-plus.com.

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Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995 – With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. Words like “believe,” “expect” and “anticipate” mean that these are our best estimates as of this writing, but that there can be no assurances that expected or anticipated results or events will actually take place, so our actual future results could differ significantly from those statements. Factors that could cause or contribute to such differences include, but are not limited to: our ability to maintain our competitive advantages, acceptance of new software and improved versions of our existing software by our customers, the general economics of the pharmaceutical industry, our ability to finance growth, our ability to continue to attract and retain highly qualified technical staff, our ability to identify and close acquisitions on terms favorable to the Company, and a sustainable market. Further information on our risk factors is contained in our quarterly and annual reports as filed with the U.S. Securities and Exchange Commission.

-- Tables Follow –

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SIMULATIONS PLUS, INC.

CONDENSED STATEMENTS OF OPERATIONS

For the three and nine months ended May 31,

(Unaudited)

	Three months ended		Nine months ended
	2013	2012	2013	2012

Net sales	$3,094,779	$2,771,500	$8,502,994	$7,808,682
Cost of sales	451,935	437,734	1,337,583	1,186,670
Gross profit	2,642,844	2,333,766	7,165,411	6,622,012
Operating expenses
Selling, general, and administrative	903,589	891,131	2,689,632	2,547,569
Research and development	206,424	228,163	634,281	744,679
Total operating expenses	1,110,013	1,119,294	3,323,913	3,292,248

Income from operations	1,532,831	1,214,472	3,841,498	3,329,764

Other income (expense)
Interest income	9,203	22,572	40,005	69,528
Interest expense	–	–	–	(3)
Miscellaneous income	4,694	25,011	35,488	47,667
Gain (loss) currency exchange	(980)	29,802	96,662	168,690
Gain (loss) from sale of assets	–	–	–	(433)
Total other income (expense)	12,917	77,385	172,155	285,449
Income from continuing operations before provision for income taxes	1,545,748	1,291,857	4,013,653	3,615,213
Provision for income taxes	(552,518)	(422,524)	(1,371,862)	(1,152,204)
Income from continuing operations	993,230	869,333	2,641,791	2,463,009

Discontinued operations:
Gain (loss) from discontinued operations, net of tax	–	–	–	(249,898)
Gain on sale of Words+, net of tax	–	–	–	465,820
Results of discontinued operations	993,230	869,333	2,641,791	2,678,931

Net Income	$993,230	$869,333	$2,641,791	$2,678,931

Basic earnings per share:
Continuing operations	$0.06	$0.05	$0.17	$0.16
Discontinued operations	–	–	–	0.01
Net basic earning per share	$0.06	$0.05	$0.17	$0.17
Diluted earnings per share
Continuing operations	$0.06	$0.05	$0.16	$0.15
Discontinued operations	–	–	–	0.01
Net basic earning per share	$0.06	$0.05	$0.16	$0.16

Weighted-average common shares outstanding
Basic	16,024,467	15,918,905	15,984,819	15,710,014
Diluted	16,335,608	16,340,765	16,307,618	16,070,478

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SIMULATIONS PLUS, INC. CONDENSED BALANCE SHEETS

at May 31, 2013 (Unaudited) and August 31, 2012 (Audited)

ASSETS
	May 31,	August 31,
	2013	2012
Current assets
Cash and cash equivalents	$10,005,490	$12,701,075
Income tax refund receivable	–	153,896
Accounts receivable, net of allowance for doubtful accounts of $0	2,941,428	1,451,864
Contracts receivable	141,167	18,893
Prepaid expenses and other current assets	137,572	150,856
Deferred income taxes	216,331	193,712
Total current assets	13,441,988	14,670,296
Long-term assets
Capitalized computer software development costs, net of accumulated amortization of $5,616,797 and $5,084,691	2,781,327	2,479,468
Property and equipment, net	95,258	107,410
Intellectual property, net of accumulated amortization of $9,375 and $3,750	65,625	71,250
Other assets	18,445	18,445
Total assets	$16,402,643	$17,346,869

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$221,715	$177,509
Accrued payroll and other expenses	337,885	312,912
Accrued bonuses to officer	45,000	60,000
Accrued income taxes	258,692	733,233
Deferred revenue	167,106	131,782
Total current liabilities	1,030,398	1,415,436

Long-term liabilities
Deferred income taxes	910,878	788,857
Total liabilities	1,941,276	2,204,293

Commitments and contingencies

Shareholders' equity
Preferred stock, $0.001 par value 10,000,000 shares authorized no shares issued and outstanding	–	–
Common stock, $0.001 par value 50,000,000 shares authorized 16,030,894 and 15,923,019 shares issued and outstanding	4,502	4,399
Additional paid-in capital	4,825,548	4,628,366
Retained earnings	9,631,317	10,509,811

Total shareholders' equity	14,461,367	15,142,576

Total liabilities and shareholders' equity	$16,402,643	$17,346,869

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